SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 23, 2007


                              GS CARBON CORPORATION
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

 Delaware                          0-52356                   20-5996486
--------------------------------------------------------------------------------
 (State of Incorporation)    (Commission File Number)     (IRS Employer ID)


                           One Penn Plaza, Suite 1612
                            New York, New York 10119
--------------------------------------------------------------------------------
                    (Address of principle executive offices)

                                 (212) 994-5374
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

/_/  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange
Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

     On April 1, 2005, the Company entered into a Securities Purchase Agreement with Highgate House Funds, Ltd. ("Highgate"), an accredited investor, for the issuance and sale of $1,000,000 of 7% secured convertible debentures in a private transaction exempt from registration under the Securities Act of 1933 in reliance on exemptions provided by Section 4(2) and Regulation D of that act. On April 1, 2005, the Company issued Highgate a $500,000 principal amount 7% secured convertible debenture (the "First Debenture") which was due on April 1, 2006, and in May 2005, DirectView issued Highgate a second $500,000 principal amount 7% secured convertible debenture (the "Second Debenture") which was originally due on May 31, 2006. Other than the different due dates, all other terms and conditions of the debentures were identical. The Company used the net proceeds from the sale of the debentures for general corporate and working capital purposes.

     On March 23, 2006, the Company entered into a Securities Purchase Agreement (the "Agreement"), with Cornell Capital Partners, LP, ("Cornell"), and Highgate (Cornell and Highgate collectively, "Buyers"). In connection with this Agreement, Highgate surrendered the First and Second Debentures for conversion into new 10% Secured Convertible Debentures amounting to $1,062,329 (including accrued interest of $62,329) and Cornell purchased additional secured convertible debentures amounting to $150,000 for the total purchase price of $1,212,329 (the "Purchase Price"). The debentures are due on March 23, 2009. Each of the 10% Secured Convertible Debentures provides for interest in the amount of 10% per annum and are convertible at the lesser of $0.015 or 85% of the lowest closing bid price of the Company's common stock during the 10 trading days immediately preceding the conversion date.

     The Company at its option has the right, with three (3) business days advance written notice (the "Redemption Notice"), to redeem a portion or all amounts outstanding under the 10% Secured Debenture prior to the Maturity Date provided that the Closing Bid Price of the Company's common stock, as reported by Bloomberg, LP, is less than the conversion price at the time of the Redemption Notice. The Company shall pay an amount equal to the principal amount being redeemed plus a redemption premium ("Redemption Premium") equal to twenty percent (20%) of the principal amount being redeemed, and accrued interest, (collectively referred to as the "Redemption Amount").

     Between July 3, 2007 and July 20, 2007, Highgate converted aggregate of approximately $527,850 of the 10% Secured Convertible Debentures that have converted or in the process of converting into an aggregate of 182,526,132 shares of our common stock at an average price of $.00276 per share. As a result of such conversions, the Company currently will have an estimated aggregate of 368,626,011 shares of common stock issued and outstanding.

                                    SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             GS CARBON CORPORATION



                                             By: /s/ THOMAS SCOZZAFAVA
                                             -----------------------------------
                                                     Thomas Scozzafava
                                                     Chief Executive Officer


Date:  July 23, 2007